As filed with the Securities and Exchange Commission on May 10, 2010

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAZZ PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	05-0563787
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Bruce C. Cozadd

Chairman and Chief Executive Officer

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carol A. Gamble, Esq. Philip J. Honerkamp, Esq. Jazz Pharmaceuticals, Inc. 3180 Porter Drive Palo Alto, CA 94304 (650) 496-3777	Suzanne Sawochka Hooper, Esq. Chadwick L. Mills, Esq. Cooley LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-151593

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $.0001 per share	$12,247,438	$873.25

(1)	There are being registered hereunder such indeterminate number of shares of Common Stock as shall have an aggregate initial offering price not to exceed $12,247,438.
(2)	The proposed maximum aggregate offering price per share will be determined by the Registrant in connection with the issuance by the Registrant of the shares of Common Stock registered hereunder.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register an additional $12,247,438 of the Registrant’s common stock, par value $0.0001 per share. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-151593), originally filed with the Securities and Exchange Commission on June 11, 2008 and as amended by Post-Effective Amendment No. 1 to Form S-3, filed with the Securities and Exchange Commission on March 19, 2010 and declared effective by the Securities and Exchange Commission on April 5, 2010, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 10th day of May, 2010

JAZZ PHARMACEUTICALS, INC.

By:	/S/ BRUCE C. COZADD
Bruce C. Cozadd
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BRUCE C. COZADD Bruce C. Cozadd	Chairman and Chief Executive Officer (Principal Executive Officer)	May 10, 2010

/S/ KATHRYN E. FALBERG Kathryn E. Falberg	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 10, 2010

/S/ JOAN E. COLLIGAN Joan E. Colligan	Controller and Principal Accounting Officer (Principal Accounting Officer)	May 10, 2010

* Samuel D. Colella	Director	May 10, 2010

* Bryan C. Cressey	Director	May 10, 2010

Patrick G. Enright	Director

* Michael W. Michelson	Director	May 10, 2010

* James C. Momtazee	Director	May 10, 2010

/S/ ROBERT M. MYERS Robert M. Myers	Director	May 10, 2010

* Kenneth W. O’Keefe	Director	May 10, 2010

* Alan M. Sebulsky	Director	May 10, 2010

* James B. Tananbaum, M.D.	Director	May 10, 2010

Rick E. Winningham	Director

* Nathaniel M. Zilkha	Director	May 10, 2010

*By:	/S/ BRUCE C. COZADD
Bruce C. Cozadd Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in its opinion filed as Exhibit 5.1)

24.1	Power of Attorney (1)

(1)	Previously filed on the signature page to Registrant’s Registration Statement on Form S-3 (File No. 333-151593), filed with the Commission on June 11, 2008, and incorporated herein by reference.